                                                                       EXHIBIT A


                          SECURED DEMAND LOAN FACILITY


        SECURED DEMAND LOAN FACILITY, dated as of January 14, 1999, among CALCOMP TECHNOLOGY, INC., a Delaware corporation ("Technology"), CALCOMP INC., a California corporation ("CalComp"), TOPAZ TECHNOLOGIES, INC., a California corporation ("Topaz"), and LOCKHEED MARTIN CORPORATION, a Maryland corporation (the "Lender").


                                 W I T N E S S E T H
                                 - - - - - - - - - -

        WHEREAS, on the date hereof, the Board of Directors of Technology has adopted a shut-down plan that contemplates adoption of a formal plan of complete liquidation and dissolution;

        WHEREAS, the Borrowers have requested the Lender to make available to the Borrowers financing in an amount up to $51,000,000 to be used by the Borrowers to fund the Plan; and

        WHEREAS, the Lender has agreed to provide financing for such purposes in an amount up to the Maximum Available Amount (as defined herein) in effect from time to time on the terms, and subject to the conditions, set forth herein.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender agree as follows:

        SECTION 1.  DEFINITIONS. The following terms, as used herein, shall have
                    ------------
the following respective meanings:

                "Agreement" means this Secured Demand Loan Facility, as amended, restated, extended or otherwise modified from time to time in accordance with the terms hereof.

                "Authorized Officer" means the President and Chief Executive Officer and the Senior Vice President and Chief Financial Officer of Technology.

                "Bankruptcy Event" means Technology or any of its Subsidiaries shall have commenced a voluntary case or other proceeding or an involuntary case or other proceeding shall have been commenced against such Person seeking liquidation, reorganization or other relief with respect to itself or its debts under any federal or state bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment by a court of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its Property, or such Person shall make a general assignment for the benefit of its creditors. The term "Bankruptcy Event" shall not include a voluntary dissolution proceeding under applicable law as contemplated by the Plan.

                                  Exhibit A-1

        "Borrowers" means the collective reference to Technology, CalComp and Topaz; individually, a "Borrower."

        "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or directed to close.

        "Cash Management Agreement" means the Cash Management Agreement dated July 23, 1996 between Technology and the Lender, as amended through the date hereof.

        "Collateral" shall have the meaning given that term in the Security Agreement.

        "Concentration Account" means the account or accounts established and maintained by Technology with banks acceptable to the Lender to collect all cash receipts of any nature payable to Technology or its Subsidiaries as provided in
Section 4.1.

        "Dollars" and the sign "$" means lawful money of the United States.

        "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or entity whose stock or capital ownership is owned or controlled by any of the foregoing.

        "Lien" means with respect to any property or asset (or any income or profits therefrom) of any Person (in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise) (a) any mortgage, lien, pledge, attachment, levy or other security interest of any kind thereupon or in respect thereof, but not including the interest of a third party in receivables sold by such Person to such third party on a non-recourse basis or (b) any other arrangement, express or implied, under which the same is subordinated, transferred, sequestered or otherwise identified so as to subject the same to, or make the same available for, the payment or performance of any liability in priority to the payment of the ordinary, unsecured liabilities of such Person. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

        "Liquidation Specialist" means an independent third-party liquidation specialist, reasonably satisfactory to the Lender, retained by the Borrowers to review, validate and, to the extent deemed necessary by the Lender in its sole and absolute discretion, implement the Plan.

        "Loan" means a loan made by the Lender to a Borrower pursuant to Section 2, or all such Loans, as the context may require.

        "Maximum Available Amount" means $11,000,000, which amount may be increased by the Lender, in its sole and absolute discretion, to an amount not to exceed $51,000,000

                                  Exhibit A-2
based on the Lender's review of the cost and cash flow forecast to be delivered by the Borrowers pursuant to Section 4.2(a). Within 2 days of receipt of the cost and cash flow forecast to be delivered by the Borrowers pursuant to Section 4.2(a), the Lender shall notify the Borrowers in writing of the Maximum Available Amount then in effect.

        "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a business trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

        "Plan" means the detailed plan and budget submitted by the Borrowers and reviewed and validated by the Liquidation Specialist pursuant to Section 4.2(a), as amended from time to time with the written consent of the Lender.

        "Prime Rate" means a fluctuating per annum rate of interest as shall be in effect from time to time, which rate shall at all times be equal to the per annum rate of interest publicly announced from time to time by Morgan Guaranty Trust Company of New York in New York as its "prime" rate. Any change in the Prime Rate due to a corresponding change in Morgan Guaranty Trust Company of New York's "prime" rate shall take effect on the day specified in the public announcement of such change.

        "Property" means any estate or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

        "Revolving Credit Agreement" means the Amended and Restated Revolving Credit Agreement dated December 20, 1996 between the Borrowers and the Lender, as amended through the date hereof.

        "Security Agreement" means the Security Agreement of even date herewith of the Borrowers in favor of the Lender.

        "Subsidiary" means, as to any Person, any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting capital stock or other voting ownership interests is owned or controlled directly or indirectly by such Person or by one or more of the Subsidiaries of such Person or by a combination thereof, and, as to Technology, "Subsidiary" shall also mean CalComp.

        "Tax" means all taxes, levies, imposts, stamp taxes, sales tax, goods and services tax, duties, charges to tax, fees, deductions, withholdings and any restrictions or conditions resulting in a charge to tax, in each case imposed by or payable to a government or governmental agency, and all penalty, interest and other payments on or in respect thereof.

        "Term of this Agreement" means the period from the date hereof to and including the Termination Date.

        "Termination Date" means the earlier of (i) July 15, 1999 and (ii) the date on which the Lender notifies the Borrowers of termination based on (x) the Lender's determination that the

                                  Exhibit A-3

Borrowers' are not reasonably complying with, and making reasonable progress with respect to, the Plan, which determination may be made in the sole and absolute discretion of the Lender, (y) the occurrence of a Bankruptcy Event, or
(z) the breach by a Borrower of any of the provisions of this Agreement or the Security Agreement, including, without limitation, any of the representations or warranties made in this Agreement, the Security Agreement, or any certificate or notice provided pursuant to this Agreement or the Security Agreement. The termination of this Agreement for any reason shall in no way affect the Lender's rights and remedies and ability to collect any amounts outstanding hereunder.

  SECTION 2.  THE LOANS.
              ---------

  Section 2.1.  Loans.  During the Term of this Agreement, the Lender agrees,
                -----
on the terms and conditions contained in this Agreement, to make Loans to the Borrowers at any time prior to the Termination Date in an aggregate principal amount not exceeding at any one time outstanding the Maximum Available Amount in effect at the time the Loans are made; provided, however, that no Loan shall be requested by a Borrower except to the extent that the funds which are projected by the Borrower to be available to the Borrower during such period (other than pursuant to this Agreement) are less than the projected cash requirements during such period. The Borrowers shall repay Loans in accordance with Section 2.3.

  Section 2.2.  Method of Borrowing.
                -------------------

        (a) Requests for borrowing pursuant to Section 2.2(b) below may be made by the Borrowers no more frequently than weekly and may only be made with respect to the funding of the Plan for the period identified in the statement of projections of costs and cash flows delivered pursuant to Section 4.2(b) (which period shall in no event exceed two weeks) in respect of the request for borrowing made pursuant to Section 2.2(b).

        (b) With respect to each Loan made pursuant to Section 2.1 hereof, a Borrower shall have complied with Section 4.2(b) with respect to such request and shall give the Lender a written notice of borrowing notifying the Lender of its request to borrow hereunder which notice will specify (i) the date of the Loan, which date shall be a Business Day, (ii) the principal amount of the Loan and (iii) a detailed description of the purposes for which the proceeds of the Loan are to be used. The notice of borrowing shall be written and shall be accompanied by a certificate of an Authorized Officer certifying that (i) the proceeds of the Loan are to be used solely for the purposes described in the notice, (ii) such purposes are in accordance with and in furtherance of the Plan, (iii) no Bankruptcy Event has occurred, and (iv) no breach of this Agreement or the Security Agreement (or any representation or warranty made in any notice or document delivered pursuant hereto or thereto) has occurred.

                                  Exhibit A-4

        (c) The Lender shall have the right to accept or reject, in whole or in part, any request for borrowing based on the Lender's determination that the Borrowers are not reasonably complying with, and making reasonable progress with respect to, the Plan, which determination may be made in Lender's sole and absolute discretion. Nothing in this Agreement or any other document and no course of dealing shall be deemed to imply any limitation on the discretionary and demand nature of the Loans or to require that the Lender give any notice of or reason for declining from time to time to make any Loan.

        (d) If a Borrower gives the notice required by Section 2.2(b) with respect to any Loan before 1:00 p.m. (Eastern Time), the Lender will accept or reject that request, in whole or in part, and to the extent accepted, disburse the proceeds of the Loan to the Borrowers in immediately available funds (i) with respect to the initial request for borrowing hereunder, as soon as practicable thereafter and (ii) with respect to any subsequent request for borrowing, on the Business Day following the date of receipt of such notice. The Lender will disburse all Loans to the Borrowers by deposit in the Concentration Account.

  Section 2.3.  Repayment and Prepayment of the Loans.
                -------------------------------------

        (a) The Borrowers, jointly and severally, promise and agree to repay to the Lender all Loans, together with interest accrued through the date of repayment, at the earlier to occur of (i) the Business Day following delivery of written demand by the Lender or (ii) the Termination Date. Without prejudice to any of the rights of the Lender arising under this Agreement, the Lender shall have the right at any time and from time to time to demand repayment, in whole or in part, of any Loans, together with any accrued but unpaid interest thereon.

        (b) The Lender may, in its sole discretion, set off any amounts due and owing to it by the Borrowers hereunder (and not otherwise paid by the Borrowers) against amounts owed by the Lender and its Subsidiaries (other than Technology and its Subsidiaries) to the Borrowers.

        (c) The Borrowers may repay or prepay the outstanding principal amount of Loans in whole or in part on any Business Day. Each such repayment or prepayment shall be accompanied by payment of all accrued interest thereon and may be made at any time without cost or penalty of any kind.

  Section 2.4.  Evidence of the Loans.
                ---------------------

        (a) The Loans made to the Borrowers shall be evidenced by this Agreement and by a loan account in a Borrower's name to be maintained by the Lender. All Loans shall be payable by the Borrowers to the order of the Lender on demand and in no event later than the Termination Date.

        (b) The Lender's loan account shall reflect appropriate notations evidencing the date, the amount and the maturity of each Loan and the date and amount of each payment of principal made by the Borrowers with respect thereto. The loan account shall be conclusive evidence, absent manifest error, of the amount of the Loans, the interest accrued and payable thereon and all interest and principal payments made thereon. Any failure to record or any error

                                  Exhibit A-5
therein shall in no way limit or otherwise affect the obligations of the Borrowers hereunder to pay any amount owing with respect to the Loans.

  Section 2.5.  Interest Rates and Payments.  (a) Loans shall bear interest on
                ---------------------------
the outstanding principal amount thereof at a rate per annum equal to the Prime Rate as in effect from time to time. Interest on Loans shall accrue monthly and be payable on the earlier to occur of (i) the Business Day following demand by the Lender or (ii) the Termination Date. The Lender will notify the Borrowers in writing, upon request of a Borrower, of the amount of interest payable hereunder with respect to Loans which notice will set forth in reasonable detail the calculation of such amount.

        (b) Overdue principal of and, to the extent permitted by law, overdue interest on the Loans shall bear interest, payable on demand of the Lender, for each day until paid at a rate per annum equal to the Prime Rate plus 2% (two percent).

  Section 2.6.  General Provisions as to Payments.  The Borrowers shall make
                ---------------------------------
each payment of principal of, and interest on, the Loans hereunder in Dollars on the date when due in funds immediately available in the account that the Lender shall designate from time to time. Whenever any payment of principal of, or interest on, the Loans shall be due on a day that is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest shall be payable for such extended time at a rate per annum equal to the Prime Rate.

  Section 2.7.  Computation of Interest.  Interest on Loans shall be computed
                -----------------------
for each day on the basis of a year of 365 or 366 days, as the case may be.

  Section 2.8.  No Deduction.  All amounts payable by the Borrowers under this
                ------------
Agreement are payable without deduction or set-off.

  Section 2.9.  Use of Proceeds. The proceeds of Loans will be employed by the
                ---------------
Borrowers only for purposes of effecting the transactions contemplated by the Plan, will be used only to pay for the specified purpose and for no more than the specified amount set forth in the budget referred to in Section 4.2(a) below and may only be used for the purposes described in the request for borrowing for such Loan to the extent accepted by the Lender.

  Section 2.10.  Security.  Simultaneously with the execution and delivery of
                 --------
this Agreement, the Borrowers shall execute and deliver the Security Agreement in substantially the form attached hereto as Exhibit B, securing the obligations of the Borrowers under this Agreement by the Collateral (as defined in the Security Agreement).

  SECTION 3.  REPRESENTATIONS AND WARRANTIES.
              ------------------------------

The Borrowers, jointly and severally, hereby represent and warrant to the Lender that as of the date hereof:

  Section 3.1.  Corporate Existence and Power.  Each Borrower is a corporation
                -----------------------------
duly organized, validly existing and in good standing under the laws of the jurisdiction of its

                                  Exhibit A-6
incorporation, has full power and authority to carry on its business as now being conducted and to own its properties and is duly licensed or qualified and in good standing as a foreign corporation in each other jurisdiction in which failure to qualify would have a material adverse effect on the Borrowers' ability to perform this Agreement. Each Borrower is in compliance with its charter and bylaws and all other organizational or governing documents.

  Section 3.2.  Corporate Authorization.  The execution, delivery and
                -----------------------
performance by a Borrower of this Agreement and the Security Agreement are within the Borrower's corporate power and have been duly authorized by all necessary corporate action. The execution, delivery and performance by Technology of this Agreement and the Security Agreement and the transactions contemplated hereby and thereby have been approved by at least a majority of the disinterested directors of Technology.

  Section 3.3.  Binding Effect.  This Agreement and the Security Agreement
                --------------
constitutes the valid and binding obligation of the Borrowers enforceable against the Borrowers in accordance with its terms.

  Section 3.4.  No Contravention.  The Borrowers' execution and delivery of,
                ----------------
and performance of its obligations under, this Agreement and the Security Agreement do not, and consummation of the transactions contemplated hereby will not, result in:

        (a) a violation of or a conflict with any provision of the charter, bylaws or any other organizational or governing document of a Borrower;

        (b) a breach or default under any provision of any contract, agreement, lease, commitment, license, franchise or permit to which a Borrower is a party or by which any property of a Borrower is bound;

        (c) a violation of any statute, rule, regulation, ordinance, order, judgment, writ, injunction, decree or award of any judicial, administrative, governmental or other authority or of any arbitrator; or

        (d) an imposition on the business of a Borrower or on any of its properties of any Lien (other than as contemplated by the Security Agreement).

  Section 3.5.  Litigation.  There is no action, suit, litigation or
                ----------
proceeding at law or in equity or by or before any Governmental Authority now pending against or, to the knowledge of the Borrowers, threatened against Technology or any of its Subsidiaries or any of their respective Properties other than as described in Technology's periodic reports filed pursuant to the Securities Exchange Act of 1934.

  Section 3.6.  Licenses and Authorizations.  Technology and its Subsidiaries
                ---------------------------
have obtained all licenses, permits and certificates and all other approvals, orders, authorizations and consents and have made all declarations, filings and registrations which are necessary for the ownership by Technology and its Subsidiaries of their respective Properties and for the conduct by Technology and its Subsidiaries of their respective businesses, except for those, which, if not obtained or made,

                                  Exhibit A-7
could not reasonably be expected to have a material adverse effect on the Borrowers' ability to perform this Agreement and the Security Agreement. No approval of or filing with any Governmental Authority is or will be necessary for the valid execution, delivery or performance by the Borrowers of this Agreement or for the performance by any of the Borrowers of any of the terms or conditions hereof or thereof, except for such approvals as have been obtained.

  Section 3.7.  Liens.  Technology and its Subsidiaries have good and marketable
                -----
title to each of their respective Properties, free and clear of all material Liens, except as specifically disclosed in Technology's periodic reports filed pursuant to the Securities Exchange Act of 1934.

  SECTION 4.  AFFIRMATIVE COVENANTS.
              ---------------------

  So long as this Agreement shall be in effect or any amount payable hereunder remains unpaid, unless the Lender shall have waived compliance in writing, the Borrowers agree that:

  Section 4.1.  Concentration Account.  Technology will:
                ---------------------

        (a) establish and maintain the Concentration Account;

        (b) collect all cash receipts of any nature payable to Technology or any of its Subsidiaries through lockbox services or other collection services provided by banks approved by the Lender and cause all such cash receipts and all other amounts collected by Technology or its Subsidiaries to be transferred each Business Day to the Concentration Account by means of a banking settlement system approved by the Lender;

        (c) disburse and use funds from the Concentration Account solely for the purposes of effecting the transactions contemplated by the Plan and disburse all such funds prior to making any request for borrowing pursuant to Section 2.2(b).

Section 4.2.  Notices, Reports and Forecasts.  The Borrowers will promptly
              ------------------------------
furnish to the Lender:

        (a) Within 14 days of the date of this Agreement, a detailed plan and budget, including cost and cash flow forecasts, which the Borrowers determine, in good faith and based on the review, evaluation and validation of the Liquidation Specialist, will be necessary for consummation of the transactions contemplated by the shut-down plan referred to in the first Recital of this Agreement;

        (b) (i) With respect to the initial request for borrowing pursuant to
Section 2.2(b), the Borrowers shall have delivered to the Lender, such detailed information as the Lender shall request in its sole and absolute discretion and
(ii) with respect to any subsequent request for borrowing, at least 2 Business Days prior to delivery of any request for borrowing pursuant to Section 2.2(b), a detailed written report of all disbursements and receipts of Technology and its Subsidiaries for the borrowing period preceding the borrowing period during which such request is made, an accounting of the use of proceeds of Loans during such period (i.e., a variance report with detailed explanations) and a statement of projections of costs and cash flow for the period for which



                                  Exhibit A-8
the proceeds of any Loan will be used, as well as any additional related reports reasonably requested by the Lender; and

        (c) Not later than the tenth day of each calendar month (or if not a Business Day, the next Business Day), a written report of all disbursements and receipts of Technology and its Subsidiaries during the preceding calendar month and an accounting of the use of proceeds of Loans during such month certified by the Liquidation Specialist and a written report of the progress through the end of the preceding calendar month in disposing of and liquidating the assets of Technology and its Subsidiaries and otherwise effecting the Plan, which report shall contain such information as the Lender may reasonably request including, but not limited to (i) the status of disposition of assets and receipt of proceeds therefor (including with respect to any foreign entities or assets controlled by Technology and its Subsidiaries), (ii) the costs incurred in connection therewith, (iii) an explanation of any significant variances from the costs and cash flow projections previously furnished to the Lender, and (iv) a reasonable detailed update of the Plan, including the legal status of the transactions contemplated thereby;

        (d) Notice of any pending or threatened Bankruptcy Event and of any pending or threatened litigation or other proceeding before any judicial, administrative or arbitral body to which Technology or any of its Subsidiaries is a party or any dispute which may exist between Technology or any of its Subsidiaries and any Governmental Authority; and

        (e) At the time the Borrower (or an Authorized Officer) furnishes the information, reports, lists and computations required by this Agreement, the Borrowers, jointly and severally, shall be deemed to have represented and warranted to the Lender that each component of such information, reports, lists and computations materially complies with the terms and conditions of this Agreement and is true, correct and complete.

   Section 4.3.  Plan of Complete Liquidation and Dissolution, etc.  Technology
                 -------------------------------------------------
will, and will cause its Subsidiaries to:

        (a) do or cause to be done all things necessary to effect the complete liquidation and dissolution of Technology in as expeditious a manner as practicable;

        (b) comply with all material requirements of all applicable laws, decrees, regulations and similar enactments and with all applicable judgments, injunctions and other orders and awards of judicial, administrative, governmental and other authorities and arbitrators in connection with the consummation of the transactions contemplated by the Plan; and

        (c) notify the Lender prior to any significant asset or stock disposition, and allow the Lender and its counsel to participate in any negotiations in respect thereof.

   Section 4.4.  Amended and Restated Revolving Credit Agreement.  Technology
                 -----------------------------------------------
shall, and shall cause its Subsidiaries to, continue to comply with the affirmative covenants set forth in Section 5 of the Revolving Credit Agreement, except as otherwise specifically contemplated elsewhere in this Agreement or the Security Agreement or in the Plan.

                                  Exhibit A-9

  SECTION 5.  MISCELLANEOUS.
              -------------

  Section 5.1.  Notices.  Unless otherwise specified herein, all notices,
                -------
requests, demands or other communications to or from the parties hereto shall be made by personal delivery, mail or telecopy and shall be effective upon receipt by such party. Any such notice, request, demand or communication shall be delivered or addressed as follows:

          (i)    if to the Borrowers, to them at:

                 CalComp Technology, Inc.
                 CalComp Inc.
                 c/o CalComp Technology, Inc.
                 2411 W. LaPalma Avenue
                 Anaheim, California  92801
                 Attention: Chief Financial Officer
                 Telecopy:  714-821-2466

          (ii)   if to the Lender, to it at:

                 Lockheed Martin Corporation
                 6801 Rockledge Drive
                 Bethesda, Maryland  20817
                 Attention: Vice President and Treasurer
                 Telecopy:  301-897-6651

                 with a copy to:

                 Lockheed Martin Corporation
                 6801 Rockledge Drive
                 Bethesda, Maryland  20817
                 Attention: Marian S. Block
                            Vice President and Associate
                            General Counsel
                 Telecopy:  (301) 897-6587

or at such other address or telex number or telecopy number as any party hereto may designate by written notice to the other party hereto.

  Section 5.2.  Amendments and Waivers; Cumulative Remedies.
                -------------------------------------------

        (a) None of the terms of this Agreement may be waived, altered or amended except by an instrument in writing duly executed by the Borrowers and the Lender; and

        (b) No failure or delay on the part of the Lender in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial

                                  Exhibit A-10
exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No failure or delay on the part of the Lender in exercising any right, power or privilege under the Revolving Credit Agreement or the Cash Management Agreement shall operate as a waiver or preclude any exercise of any right, power or privilege hereunder. Nothing contained herein shall be deemed to negate or novate the Revolving Credit Agreement, the Cash Management Agreement or any other agreements between the parties hereto or otherwise release, modify or terminate the Lender's rights thereunder. The rights and remedies provided and contemplated by this Agreement and the Security Agreement are cumulative and not exclusive of any rights or remedies provided by law and shall not be effected by the termination of this Agreement for any reason.

  Section 5.3.  Successors and Assigns.  This Agreement shall be binding upon
                ----------------------
and shall inure to the benefit of the Borrowers and the Lender and their respective successors and assigns, provided that the Borrowers may not assign any of their rights and obligations hereunder without the prior written consent of the Lender

  Section 5.4.  Expenses and Withholding.
                ------------------------

        (a) The Borrowers shall pay all out-of-pocket expenses of the Lender in connection with the preparation and administration of this Agreement and all out-of-pocket expenses incurred by the Lender (including reasonable fees and disbursements of counsel and reasonable time charges of lawyers who may be employees of the Lender) in connection with any collection and other enforcement proceedings resulting herefrom.

        (b) All payments to be made by or on behalf of the Borrowers under or in connection with this Agreement are to be made without deduction or withholding for or on account of any Tax. If any Tax is deducted or withheld from any payment, the Borrowers shall promptly remit to the Lender the equivalent of the amount so deducted or withheld together with relevant receipts, if available, addressed to the Lender. If the Borrowers are prevented by operation of law or otherwise from paying, causing to be paid or remitting such Tax, the interest payable under this Agreement shall be increased to such rates as are necessary to yield and remit to the Lender the principal sum advanced together with interest at the rates specified in this Agreement after provision for payment of such Tax. The Borrowers shall from time to time at the request of the Lender execute and deliver any and all further instruments necessary or advisable to give full force and effect to such increase in the rates of interest as are necessary to yield to the Lender interest at the specified rates. The Borrowers shall also indemnify, jointly and severally, the Lender in respect of any claim or loss which it may suffer as a result of the delay or failure of the Borrowers to make any such payment including penalties relating thereto or interest thereon.

  Section 5.5.  Counterparts.  This Agreement may be signed in any number of
                ------------
counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                  Exhibit A-11

  Section 5.6.  Headings; Table of Contents.  The section and subsection
                ---------------------------
headings used herein and the Table of Contents have been inserted for convenience of reference only and do not constitute matters to be considered in interpreting this Agreement.

  Section 5.7.  Governing Law; Confessed Judgment.
                ---------------------------------

        (a) This Agreement shall be construed in accordance with and governed by the laws of the State of Maryland, without reference to the conflict of law provisions of such laws.

        (b) The Borrowers (i) hereby irrevocably submit to the jurisdiction of the courts of the State of Maryland over any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby and
(ii) hereby agree with the Lender that the courts of the State of Maryland will have exclusive jurisdiction over any such suits, actions or proceedings. Final judgment in any such suit, action or proceeding in any such court shall be conclusive and binding upon the Borrowers and may be enforced in any court in which a Borrower is subject to jurisdiction by suit upon such judgment provided that service of process is effected as permitted by applicable law.

        (c) IN THE EVENT THAT THE BORROWERS FAIL TO PAY ANY AMOUNT DUE HEREUNDER (WHETHER UPON DEMAND OF THE LENDER OR UPON THE TERMINATION DATE) THE BORROWERS HEREBY AUTHORIZE ANY ATTORNEY DESIGNATED BY THE LENDER OR ANY CLERK OF ANY COURT OF RECORD TO APPEAR FOR THE BORROWERS IN ANY COURT OF RECORD AND CONFESS JUDGMENT AGAINST THE BORROWERS IN FAVOR OF THE LENDER, WITHOUT PRIOR HEARING, FOR AND IN THE AMOUNT OF ANY UNPAID LOANS PLUS INTEREST ACCRUED AND UNPAID THEREON, TOGETHER WITH REASONABLE ATTORNEY'S FEES (NOT TO EXCEED 15% OF THE UNPAID PRINCIPAL AMOUNT OF LOANS HEREUNDER). THE BORROWERS HEREBY RELEASE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL ERRORS AND ALL RIGHTS TO EXEMPTION, APPEAL, STAY OF EXECUTION, INQUISITION, AND OTHER RIGHTS TO WHICH THE BORROWERS MAY OTHERWISE BE ENTITLED UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR OF ANY STATE OR POSSESSION THEREOF NOW OR HEREAFTER IN EFFECT.

  Section 5.8  Waiver of Jury Trial.
               --------------------

  EACH OF THE BORROWERS AND THE LENDER HEREBY JOINTLY AND SEVERALLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH ANY OF THE BORROWERS AND THE LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS AGREEMENT,
(B) THE SECURITY AGREEMENT, OR (C) ANY COLLATERAL. THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.

                                  Exhibit A-12

  This waiver is knowingly, willingly and voluntarily made by the Borrowers and the Lender, and the Borrowers and the Lender hereby represent that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. The Borrowers and the Lender further represent that they have been represented in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of their own free will, and that they have had the opportunity to discuss this waiver with counsel.

  Section 5.9.   Waiver of Lender Liability.  The Borrowers each hereby
                 --------------------------
jointly and severally, knowingly and voluntarily, forever release, acquit and discharge the Lender or any past, present or future agent, attorney, legal representative, predecessor in interest, affiliate, successor, assign, employee, director or officer of the Lender (collectively, the "Lender Group") from and of any and all existing or future claims that the Lender or any of Lender Group is in any way responsible for the past, current or future condition or deterioration of the business operations and/or financial condition of any of the Borrowers, and from and of any and all claims that the Lender or any of the Lender Group breached any agreement to loan money or make other financial accommodations available to the Borrower or to fund any operations of the Borrower at any time. The Borrowers each further hereby jointly and severally, knowingly and voluntarily forever release, acquit and discharge the Lender and the Lender Group, from and of any and all other claims, damages, losses, actions, counterclaims, suits, judgments, obligations, liabilities, defenses, affirmative defenses, setoffs, and demands of any kind or nature whatsoever, in law or in equity, whether presently known or unknown, which any or all of the Borrowers may have had, now have, or which they can, shall or may have for, upon, or by reason of any matter, course or thing whatsoever relating to, arising out of, based upon, or in any manner connected with, any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, begun, or otherwise related or connected to or with, whether past, existing or hereafter occurring, any or all of the Loans, this Agreement, or the Security Agreement, and/or any direct or indirect action or omission of the Lender and/or any of the Lender Group, including, without limitation, the failure or the refusal of the Lender to make any one or more Loans requested by the Borrowers. The Borrowers further agree that from and after the date hereof, they will not assert to any person or entity that any deterioration of the business operations or financial condition of any of the Borrowers was caused by any breach or wrongful act of the Lender or any of the Lender Group.

                                  Exhibit A-13

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        LOCKHEED MARTIN CORPORATION


                                        By: /s/ Walter E. Skowronski  (SEAL)
                                           -------------------------
                                           Walter E. Skowronski
                                           Vice President and Treasurer

                                        CALCOMP TECHNOLOGY, INC.

                                        By: /s/ John J. Millerick  (SEAL)
                                           ----------------------
                                           John J. Millerick
                                           Senior Vice President and
                                           Chief Financial Officer


                                        CALCOMP INC.

                                        By: /s/ John J. Millerick  (SEAL)
                                           ----------------------
                                           John J. Millerick
                                           Senior Vice President and
                                           Chief Financial Officer


                                        TOPAZ TECHNOLOGIES, INC.

                                        By: /s/John J. Millerick  (SEAL)
                                           --------------------
                                           John J. Millerick
                                           Chief Financial Officer

                                  Exhibit A-14